UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 20, 2009

CROWN OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52750
(Commission File Number)

98-0495144
(IRS Employer Identification No.)

400 – 225 West Magnolia Street, Bellingham, Washington, 98225
(Address of principal executive offices and Zip Code)

360-392-2898
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 20, 2009, we entered into a share purchase agreement with Langford Worldwide Corp. and Boshoff Holdings Ltd., whereby we agreed to purchase from Boshoff, on or before March 31, 2009, all of the issued and outstanding shares in the capital of Langford in consideration for a purchase price of $11,900,000.  The purchase price is to be paid by a combination of debt forgiveness in the amount of $6.6 million, the issuance of a promissory note in the amount of $300,000 and the issuance of common shares at a deemed issue price of $1.00 per share.  Langford’s indirect, wholly-owned, Russian subsidiaries hold oil and gas exploration and development licences for properties with a combined size of approximately 500,000 acres in the Saratov region of the Volga-Urals oil province in Russia.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement dated effective March 20, 2009 with Langford Worldwide Corp. and Boshoff Holdings Ltd.

99.1	News Release dated March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ John Hiner
John Hiner
President

Date:  March 20, 2009